U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): February 18, 2002

                        COMMISSION FILE NUMBER: 000-32141

                               Nutra Pharma Corp.

             (Exact name of registrant as specified in its charter)


            California                                 91-2021600

--------------------------------------             -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
or organization


4900 9th Avenue NW, Suite 201, Seattle, Washington               98102

(Address of principal executive offices)                        (Zip Code)
--------------------------------------                       ----------------



                   Registrant's telephone number: (206) 354-9779

79811 "A" Country Club DriveBermuda Dunes, California 92201

     ------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 1.   Not Applicable

Item 2.    Acquisition or Disposition of Assets

On January 29, 2002, the company entered into a joint venture agreement, by which it acquired the permanent exclusive worldwide distribution rights to the medicinal compound now known as WD-667, and all products to be developed from it, and 50% ownership with TerraBioPharma of all products to be developed from the compound.


                                     Property

The Company rents office space at 4900 9th Avenue NW, Suite 201, Seattle, Washington, from Health Research Associates, Inc., inclusive of telephone and receptionist services, on an oral agreement, for the sum of $2,500 per month. The Company owns one-half of the use patents to be developed from the medicinal compound now known as WD-667, by virtue of its joint venture agreement with TerraBioPharma, and holds the exclusive distribution rights to the compound and all the products to be developed from it.



Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable



Item 5.    Other Events

The board of directors and securities ownership of principal shareholders and management has changed.


                                     MANAGEMENT

                 Executive Officers, Key Employees and Directors

The members of the Board of Directors of Nutra Pharma Corp. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Nutra Pharma Corp. are:


Name                          Age                     Position
----------------             -----            --------------------------------
Michael D. Flax               47            President, Director

Rafael Gonzalez-Vizoso, M.D.  39            Director, Medical Director
                                            Chief Science Officer
Soram Singh Khalsa, M.D.      50            Director, Chairman, Medical
                                            Advisory Committee
Mona L. Martin                49            Director

Zirk Engelbrecht              45            Director

Dr. Antonio Dudley Armstrong 68             Director

Nancy Volpe                   58            Secretary/Treasurer


Michael D. Flax, D.D.S., M.S., P.A. Dr. Flax is the current president and director of Nutra Pharma Corp. since November 26, 2001. From 1986 to the present, he has been self employed in the practice of Endontics in Coral Springs, Florida. Dr. Flax is a diplomat of the American Board of Endontics, a member of the American Association of Endontics, and a Fellow of the American College of Denists. Since 1991, he has served on the board of Directors of Health Star, Inc., and currently serves as director for Paragon Dental Services, Chief Financial Officer of Life Network Engineering Technologies, Inc., Associate Professor, Graduate Endontic Department at Nova South-eastern University School of Dentistry, Faculty Instructor at the University of Pennsylvania, and Faculty Instructor at Temple University. From 1984 through 1986, Dr. Flax served as a part time faculty instructor at the University of Pennsylvania, School of Dental Medicine; Endontic Dept., and was a sub-contractor for general dentistry in Philadelphia, Pennsylvania. From 1981 through 1983, he was a subcontractor for general dentistry in Florida, Long Island and New York City. He holds a certificate from the University of Pennsylvania School of Dental Medicine in Endontics, 1986, a D.D.S. from Georgetown University Dental School, 1981, an M.S. in chemistry from St. John's University, 1977, and a B.A. major in chemistry, minor in engineering from Miami University in Oxford, Ohio. He is licensed to practice dentistry in the states of Florida, Maryland, New York, Pennsylvania, and the District of Columbia.

Rafael Gonzalez-Vizoso, M.D., FAAEM. Dr. Gonzalez is one of our directors, since November 26, 2001, and, since November 26, 2001, he has been the Chief Science Officer and Medical Director of Nutra Pharma. He is the current Associate Director of Clinical Research of Health Research Associates, in Seattle, Washington, which designs and supervises research and clinical trials for major pharmaceutical companies, since September, 1996. Since March, 1996, he has also been an Instructor in "Introduction to Clinical Medicine at the University of Washington, School of Medicine in Seattle, Washington. He currently is also an attending physician at Highline Community Hospital and a full partner since 1997 at Highline Emergency Physicans, PLLC, and emergency department subcontracting company. He has also been elected, as of January 1, 2002, to serve for a period of three years on the board of the Highline community Hospital's Health Maintenance and Services Organization. Prior to coming to Seattle. He served as Attending Physician, Northeastern Regional Hospital, Las Vegas, Nevada from July, 1995 through March, 1996. He was employed as Attending Physician, Jordan Hospital, Plymouth, Massachusetts from July, 1994 through February, 1996. He served as Part-time Physician, Jordan Hospital, Plymouth, Massachusetts from February, 1993 through June, 1994. From July, 1993 through June, 1994, he served as Clinical Chief Resident, Department of Emergency Medicine, Boston City Hospital. From June, 1991 through June, 1993, he was House Officer-Resident, Physician-in-training, Department of Emergency Medicine, Boston City Hospital. From June, 1990 through June, 1991, he served as House Officer-Intern, Physician-in-training, Medical-Surgical Internship, Newton-Wellesley Hospital. . Dr. Gonzalez received his M.D. from Harvard Medical School in 1990, and is board certified in Emergency Medicine from the American Board of Emergency Medicine, 1996, and a Fellow of the American Academy of Emergency Medicine. He has been licensed to practice medicine in the State of Washington since 1996, and in the State of Massachusetts since 1992. He received a Bachelor of Arts in Chemistry; cum laude, in 1985 from Brooklyn College.

Soram Singh Khalsa, M.D. is the current director of the Nutra Pharma Corp. since February 6, 2002 and the Chairman of the Medical Advisory Committee. Dr. Khalsa has been employed since 1977 in the practice of Internal Medicine and Functional Medicine and is the current Medical Director of the Khalsa Medical Clinic in Beverly Hills, California, and he is currently on the medical staff of Cedars Sinai Hospital. From 1976 through 1977, Dr. Khalsa served his residency in Internal Medicine at the Hospital of the Good Samaritan in Los Angeles, California. From 1975 through 1976, he served as a resident of Internal Medicine at St. Luke's Hospital in Cleveland, Ohio. From 2001 to the present, Dr. Khalsa has served as a Member of the Outside Scientific Advisory Board for the Center on Botanical Studies, National Institute of Health, and a Member of the Advisory Board, Jewish Hospice Project, Los Angeles. From 2000 to the present, Dr. Khalsa has served as a Member of the Medical Advisory Board , Great Smokies Diagnostic Laboratory, Asheville, North Carolina. From 1998 to the present, he has served as the Medical Director of East-West Medical Research Institute. From 1997 to 1999 Dr. Khalsa served as Chairman of the Executive Steering Committee of Complementary Medicine at Cedars-Sinai Medical Center, and from 1995 through 1997, he served as a Member of the Cedars-Sinai Medical Center Task Force on Complementary Medicine. Dr. Khalsa is a Graduate, cum laude, of Yale College, 1970; a Graduate of the American Institute of Homeopathy, 1973; holds a certificate in the Post Graduate Training Program, Millersville, Pennsylvania, 1973; and is a Graduate of the Case Western Reserve University School of Medicine, 1974.

Mona L. Martin, MPA. Ms. Martin is the current Director of Health Research Associates, in Seattle, Washington, which designs and supervises research and clinical trials for major pharmaceutical companies. From 1989 through 1996, she served as the Center Coordinator for the Northwest Prevention Effectiveness Center, University of Washington, School of Public Health. From 1994 through 1995, Ms. Martin was employed as the Associate Director of the Cost and Outcomes Assessment Team, University of Washington, School of Public Health. From 1992 through 1994, she served as the Studies Coordinator for the Cost and Outcomes Assessment Team, University of Washington, School of Public Health. From 1986 through 1989, Ms. Martin served as a Research Consultant for the Center for Health Promotion in Older Adults, University of Washington, School of Public Health. From 1982 through 1986, she was employed as the Director of CTD associates, specialists in public sector program development in Lexington, Kentucky. From 1978 through 1982, Ms. Martin served as Planner, Assistant Administrator, for the Wedco District Health Department in the Central Bluegrass Area of Kentucky, and from 1976 through 1977 she acted as Team Leader of the Medical Nursing Unit at the Veterans Administration Hospital in Lexington, Kentucky. Ms. Martin holds an Masters in Public Administration from the University of Kentucky, College of Business with a focus on business administration in public health care systems, 1986, and a Bachelors of Science in Nursing, University of Kentucky, 1975. She is licensed as a Registered Nurse in the states of Washington and Kentucky.

Zirk Engelbrecht. Mr. Engelbrecht holds a degree in Mechanical Engineering, and a certificate from the Council for Scientific and Industrial Research. He is the current President of Suprafin, Inc., since 1995, and the president of Infoplan, Inc., since 1994. From 1989 through 1994, Mr. Engelbrecht served as the Managing Director of Suprafin CC, a financial services and venture capital firm operating in South Africa. From 1983 through 1989, he was employed as the General Manager of Growth Equities, Ltd., and from 1980 through 1983, he worked as a mechanical engineer for the Council for Scientific and Industrial Research. Mr. Engelbrecht has overseen the venture capital phase and public registration of three public companies since 1994, and has managed a venture capital pool with assets of approximately $54 million.

Dr. Antonio Dudley Armstrong. Dr. Dudley is a Director of Nutra Pharma Corp., since his acceptance of the position on February 27, 2002. Since 1979, he has been employed as the President and Founding Partner of Dudley & Associados Law Firm in Panama. From 1973 through 1978, he served as Executive Director of the Panama National Banking Commission. From 1973 thorugh 1978, he was employed as the General Manager of the Panama Institute of Promotion of Assured Mortgages. From 1969 through 1970, he served as Manager Administrator of the Savings Bank of Panama. From 1961 through 1969, he was Secretary General of a main directorate of the Panama Box of Social Insurance. He served as a legal consultant for the Panama Ministry of Finance from 1960 through 1961. Dr. Dudley also acted as Professor of Public Finance at the University of Panama in 1967, and Professor of Banking Laws at the University of Santa Maria in 1994. Dr. Dudley has also served as President of the Ninth Conference of International Savings and Loans in Panama in 1971; Delegate of the Republic of Panama to the 12th Congress of International Savings and Loans in 1971; Vice President of the 10th Inter-American Conference of Savings and Loans in Peru in 1972; Delegate and Reader of the Eighth Seminary of Savings and Loans in Chile in 1972; and Advisor of the 11th Conference of Savings and Loans in Houston, Texas in 1973. Dr. Dudley holds a Graduate of Law Degree, 1958 and Doctor of Law Degree, 1960 from the University of Madrid, Spain, and was admitted to the Panama School of Lawyers (Panama Bar) in 1986.

Nancy Volpe. Ms. Volpe is the current Secretary/Treasurer of Nutra Pharma Corp. since November 26, 2001. She has been employed as the office manager of Suprafin, Inc. and Infoplan, Inc., a company involved in investments and venture capital, since February, 1997. From June, 1996 through February, 1997, she was employed as a legal secretary for Offit and Kerrman. From February, 1995 through May, 1996, she was employed as a legal secretary for the Law Office of Marcy Englebrecht.





         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of Nutra Pharma Corp. as of the date of this disclosure(1), by (I) each person who is known by Nutra Pharma Corp. Imports to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of Nutra Pharma Corp.'s directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address                    Number of Shares        Percentage Owned
----------------                    ----------------        ----------------

Modern Health Care                    12,770,000               24.92%
Holdings, Ltd.
Congivest International, Ltd.
P.O. Box 3820
Road Town, Tortola,
British Virgin Islands

Opus International, LLC               12,920,000               25.21%
Marcy Englebrecht
19 Hillsyde Court
Cockeysville, MD 21030

First International Bank               6,910,500               13.48%
And Trust
42 Kennedy Avenue
Rosseau, Dominica
West Indies

Erin Enterprises Group                 5,000,000                9.76%
Edificio Vallarino-Piso 6
Apartado 4413-Zona 5
Panama

Terra BioPharma, Inc.                  5,000,000                9.76%
Calle Elvira Mendez
Edificio Vallarino-Piso 6
Apartado 4413-Zona 5
Panama

Dr. Michael Flax                       3,000,000                5.85%
2829 University Drive #102
Coral Springs, FL 33065

Mona L. Martin                          0                        0
4900 9th Ave. NW
Seattle, Washington 98102

Dr. Rafael Gonzalez-Vizoso              0                        0
4900 9th Ave. NW
Seattle, Washington 98102

Soram Singh Khalsa, M.D.                1,500,000                2.93%
436 North Bedford Drive, Ste. 308
Beverly Hills, CA 90210

Nancy Volpe                               250,000                 .49%




Officers and Directors
as a Group                             4,750,000                 9.27%
--------

Item 6.    Resignations of Registrant's Directors



Item 7.    Financial Statements and Exhibits

    Not applicable

     (c)   Exhibits.

     There are attached hereto the following exhibits:

     Exhibit 1. Joint Venture Agreement between Nutra Pharma Corp. and TerraBioPharma, dated January 29, 2002.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2002

Nutra Pharma Corp.

    Michael Flax
-----------------------------
By: Michael Flax, President

<EXHIBIT>
EXHIBIT 1.



     JOINT VENTURE AGREEMENT


     THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 30th day of January, 2002, by and between NUTRA PHARMA CORP., a California corporation, at 79811 "A" Country Club Drive, Bermuda Dunes, California 92201 U.S.A., (hereinafter "NPHC"), and TERRA BIOPHARMA, S.A., a corporation formed under the laws of the Republic of Panama, at Edificio Vallarino, Floor 6th, P.O. Box 4413, Zone 5, Panama City, Republic of Panama, (hereinafter "TBPH"), provides as follows:


     1.  RECITALS:


          This agreement is made and entered into with reference to the following facts and circumstances:

     1. TBPH is the developer of an organic compound which has been shown to be efficacious as a natural antibiotic and healing remedy with applications in the fields of animal and human biopharmaceutical and nutriceutical applications as well, which is currently known as "WD667," and which will be hereinafter referred to as "the compound." TBPH seeks to patent the raw material composition of the compound, its manufacturing process, and its various uses, and seeks financing and distribution.

     2. NPHC is a publicly held company, whose securities are traded in the United States of America on the over-the-counter bulletin board, administered by the National Association of Securities Dealers. NPHC's wholly owned subsidiary, Nutra Pharma, Inc., a Nevada corporation, is a party to an exclusive license to distribute all products produced from the compound (hereinafter collectively "product") worldwide.

     3. The parties desire to form a joint venture (hereinafter "the joint venture") to patent the compound and its manufacturing process and its various uses in human and animal healing.




     2.  FORMATION AND MAINTENANCE OF TERRA NUTRA, S.A.

     A. In order to effectuate the joint venture, the parties have formed Terra Nutra, S.A. (hereinafter "Terra Nutra"), a corporation formed under the laws of the Republic of Panama.

     B. Terra Nutra shall be owned 50% by TBPH and 50% by NPHC, and both parties shall have equal representation on the Terra Nutra board of directors.

     C. The Terra Nutra board of directors shall run Terra Nutra pursuant to the terms of this agreement, and any resolution of the board of directors contrary to the terms of this agreement shall be null and void. In the event of a disagreement among the board of directors as to a matter which concerns this agreement, it shall be deemed that the terms of this agreement shall control to resolve such disagreement.

     D. Terra Nutra shall not be authorized to approve by laws, enter into voting agreements, or to enter into any contracts, amendments to contracts, loan agreements, hypothecations, or commitments of any kind without the approval of no less than seventy five percent (75%) of the shareholders' voting common shares.

     E. The shareholders of Terra Nutra, S.A. shall be Nutra Pharma Corp. and Terra BioPharma, who shall each have equal shareholdings of voting common stock and no preferred stock shall be issued. No additional shares shall be issued to any parties without the approval of no less than seventy five percent (75%) of the outstanding common shares.


     3.  OWNERSHIP OF PRODUCT AND PATENT

     A. The two initial patents for the product shall be owned by Terra BioPharma, and shall be:

          1. The patent for the raw material used to form the compound and its basic composition

          2.  The mechanical and chemical procedure to produce the compound.

     B. Patents for all subsequent uses and products shall be owned by Terra Nutra, S.A.

     4.  RIGHTS AND RESPONSIBILITIES OF NUTRA PHARMA CORP.

     NPHC shall be have the following rights and responsibilities to the joint venture:

     1. NPHC shall be responsible for the payment of all costs associated with purchasing developing the land for growing the raw material used to produce the product (hereinafter "farm"), construction of the manufacturing plant for processing the compound (hereinafter "manufacturing plant"), and clinical trials and patent applications, and all other costs set forth in the preliminary budget attached hereto and incorporated herein by reference as Exhibit "A."

     2. NPHC shall be the sole and exclusive worldwide distributor of all products for all uses which are discovered to be derived from the compound, and shall be responsible for all costs associated with the marketing of all such products, including legal, advertising, labeling, and packaging.

     3. NPHC shall pay to TBPH a one-time fee in exchange for the distribution rights of the product in the sum of $1,740,000, (hereinafter "distribution fee",) to be paid in accordance with the schedule of payments attached hereto and incorporated by reference as Exhibit "B." All payments made by NPHC pursuant to subparagraph 4(1) shall be deducted from the $1,740,000 fee.

     4. NPHC shall purchase no less than of $15,000 of product from Terra BioPharma per month during the research and development phase, provided said product is properly prepared and packaged for shipment to the United States. The parties will mutually agree upon the minimum monthly purchase amount as demand for the product increases. The price paid for said product shall be:

     A. $30.00 per kilogram of processed raw material for human health care applications.

     B. $8.00 per kilogram of processed raw material for human food supplements.

     C. $5.00 per kilogram of processed raw material for agricultural applications.

     5. NPHC shall pay to TBPH a royalty of three percent (3%) of the gross sales price of all product sold by NPHC to all third parties, including but not limited to retailers, wholesalers, distributors, and/or any company or individual who might require all products containing all or any part of TBPH's formulations, raw material and/or any variation thereof.

     6. NPHC shall be entitled to grant territory rights, packaging rights, and/or product distribution rights to third parties, provided that the distribution fee has been paid in full, or, in the event the distribution fee has not been paid in full, then only provided that seventy five (75%) of fees charged to the third party are paid to discharge the distribution fee.

     7. NPHC shall be responsible for the filing of all patents and the payment of all patent fees worldwide, and shall pay for all costs associated with the registration of all product brands, trademarks and copyrights.

     8. NPHC shall be responsible for the payment of all costs approved by its board of directors for reasonable budgets submitted by TBPH for the construction and maintenance of the clinic, until all clinical trials are finished in Nicaragua, and for the initial costs of the purchase and development of land for the farm, and the purchase and development of the manufacturing plant. Maintenance costs of the farm and manufacturing plant shall be borne by TBPH once NPHC begins payment of the distribution fee.

     9. NPHC has the right to approve advance budget requests of TBPH in order to accomplish the purposes of this joint venture agreement.

     5.  RIGHTS AND RESPONSIBILITIES OF TERRA BIOPHARMA

     TBPH shall have the following rights and responsibilities with regard to the joint venture:

     1. TBPH shall lease suitable space and convert said space into a clinic, according to hospital industry standards set by the Health Department of Nicaragua, and as approved by the Chief Science Officer of NPHC, and shall staff the clinic with four nurses, two licensed treating doctors, two blind assessors, and 3 cleaning personnel. TBPH shall maintain a small manufacturing plant within the clinic to serve the clinical trials, which plant shall be constructed according to internationally acceptable standards and as approved by the Chief Science Officer of NPHC, and be capable of producing 10 pounds per day of product.

     2. TBPH shall purchase suitable land for, and construct the manufacturing plant, according to internationally acceptable standards and subject to the approval of the Chief Science Officer of NPHC. The plant shall be sufficient to produce one ton per month of product per shift, with a capacity of three shifts.

     3. TBPH shall provide all of the product as is ordered by NPHC, up to the manufacturing plant's capacities. TBPH shall maintain quality control on the manufacturing of the product, and packaging of the product for shipment to destinations specified by NPHC.

     4. TBPH shall submit to NPHC copies of all receipts for all expenditures made pursuant to the budget, and shall submit all budget requests to NPHC in advance.

     5.  TBPH shall be a guaranteed sales agent of all products.



     6.  REPRESENTATIONS AND WARRANTIES OF NPHC

     NPHC hereby represents and warrants to TBPH as follows:

     A. NPHC is a corporation duly formed and validly existing and in good standing under the laws of the state of California, and is a publicly held corporation, with its securities quoted on the over-the-counter bulletin board, maintained by the National Association of Securities Dealers under the trading symbol, "NPHC," with a current market cap of approximately $120,000,000 (USD). NPHC has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement.

     NPHC has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of NPHC, and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. Neither NPHC, nor their shareholders is a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by NPHC hereunder will constitute, the valid and binding obligations of both of them, enforceable against it in accordance with their respective terms.

     C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which NPHC is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

     D. The execution, delivery and performance of this agreement by NPHC does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to either NPHC and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of NPHC.

     E. NPHC has the financial ability to fund any and all expenditures required to effectuate the joint venture, and to fund the budget necessary to bring the first products to market.


     7.  REPRESENTATIONS AND WARRANTIES  OF TBPH

          TBPH hereby represents and warrants as follows:

     A. TBPH is a corporation duly formed and validly existing and in good standing under the laws of the Republic of Panama, it has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement.

     B. TBPH has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of TBPH, and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. TBPH is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by TBPH hereunder will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject to the approval of its shareholders.

     C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which TBPH is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

     D. The execution, delivery and performance of this agreement by TBPH does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to TBPH, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of TBPH.

     8.  NOTICES

     Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.

     9.  CONFIDENTIALITY AND NON-DISCLOSURE

     The parties agree that, in order to accomplish the purposes of this joint venture, it will be necessary to share certain confidential and proprietary information with each other concerning the compound, its formula, the product, and the manufacturing process. All business plans, product plans, documentation and support materials provided by each party are the property of said party and shall be considered to be proprietary information and trade secrets, whether or not any portion thereof is or may be validly copyrighted, trade marked or patented. All of this information shall hereinafter be referred to as "confidential information."

     Each party shall regard and preserve as confidential all confidential information, and shall not disclose to any person, firm, entity, including any competitors, or use for its own benefit, any information relating to products, plans or other materials conceived, created or developed by the other party. However, this does not prevent the parties from sharing such confidential information as may be necessary to develop products or business plans, or to obtain financing for products or the business of distribution of the product, to the parties' respective attorneys, accountants, employees, consultants and third parties who have signed a valid, binding and enforceable non-disclosure agreement. NPHC shall also be entitled to release certain information about the product, patents, and product development and distribution to its shareholders and to the public, subject to the written consent of TBPH, which consent shall not be unreasonably withheld.

In the event of an unauthorized disclosure constituting a breach of this provision, the aggrieved party shall be entitled to seek injunctive relief, without regard to any other remedy which may be available to that party by applicable law, and all other such remedies shall not be waived by the seeking of said injunctive relief.

     10.  INDEMNIFICATION

     NPHC and TBPH agree to indemnify and hold each other harmless from any actions committed by either party, their affiliates, employees and associates, with regard to the harvesting of the raw material, manufacturing of the product, and testing of the product by TBPH, and the distribution, packaging, labeling, or sale of the product by NPHC. Both parties shall be named in any products liability, casualty and negligence insurance policies carried by either party.

     11.    MISCELLANEOUS PROVISIONS:

     This agreement supersedes that exclusive license agreement between Terra BioPharma and Nutra Pharma, Inc., dated May 7, 2001.

     This agreement shall be construed in accordance with the laws of the United States of America, and shall be enforceable in any U.S. District Court which has jurisdiction over one of the parties hereto.

     This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

     Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

     This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

     Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

     This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

     Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

     If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

     The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

     The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

     In the event of any action, arbitration, or court proceeding relative to the allege breach of this agreement or any of its provisions, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs.

     The parties agree to indemnify and hold the trustee harmless for any acts other than a breach of fiduciary duty, and, further, agree to waive any potential conflict of interest involving the trustee. The trustee shall not be liable for any non-performance of any party, or the resolution of any dispute between the parties. In the event of a dispute over the disbursement of cash or stock, the Trustee shall be entitled to interplead any funds and/or stock into a court of competent jurisdiction.


     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                              NUTRA PHARMA CORP.


                              By__________________________________
                                   MICHAEL FLAX,
                                   President

                              TERRA BIOPHARMA, S.A.


                              By_________________________________
                                   ENNIO DEVOTO,
                                   President